CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 our report dated November 15, 2017, relating to the financial statement of Angel Oak Strategic Credit Fund as of November 7, 2017, and to all references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the Angel Oak Strategic Credit Fund’s Registration Statement on Form N-2.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.
Cleveland, Ohio
November 15, 2017